CLOSING Memorandum


BUYER: American Federated Title Corp., a Florida corporation, as Trustee under Land Trust No. 0806GAL

CORNFELD
PARTIES: Robert M. Cornfeld, individually and as Managing Beneficiary and sole beneficiary of (a) that certain Trust Agreement dated August 27, 1971, by and between Robert M. Cornfeld and Hollywood Bank and Trust Company of Hollywood, Florida (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-416; (b) that certain Trust Agreement December 10, 1971, by and between Robert M. Cornfeld and Barnett Bank of Hollywood, of Hollywood, Florida (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-433; and (c) that certain Trust Agreement dated August 21, 1972, by and between Robert M. Cornfeld and Barnett Bank of Hollywood (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-497.

SELLER:             I.R.E. PENSION INVESTORS, LTD. - II

PROPERTY:           Ground Lease and all other interests in the property
                    described on Exhibit "A" attached hereto and made a part hereof

CLOSING DATE:       August 26, 2002

Purchase Prices:    $2,500,000.00



1. Buyer has deposited in escrow in the trust account of Seller's attorneys the sum of $2,500,000.00. The Buyer hereby authorizes Seller's attorneys to make the disbursements in accordance with this Closing Statement from those escrowed funds.

2. This transaction is made wholly without recourse against I.R.E. and without warranties or representation except as set forth in the conveyance document, and Buyer and Cornfeld Parties (defined below) hereby do and shall indemnify, defend and hold harmless I.R.E. Released Parties (defined below) from any and all claims, demands, damages, interests, penalties, costs and attorneys' fees (collectively, "Claims") to the extent the Claims result in whole or part from Buyer's and Cornfeld Parties' or I.R.E. Released Parties's possession, ownership or use of the Property or exercise of or failure to exercise any right under any of the Lease Agreements, any defaults thereunder, or any event, act or omission (including but not limited to Buyer's or Cornfeld Parties' failure to pay sales tax during the term of the Lease, or to pay documentary stamps and intangible taxes in connection with this transaction, if any are due) which occurred before the date hereof or which may occur or arise in the future, or which may result in liability under the terms of any of the Lease Agreements.

3. For and in consideration of this Assignment and the releases, covenants and conditions described below running in favor of them, Cornfeld Parties and Buyer hereby unconditionally, fully and completely release the I.R.E. Released Parties and each and every person or entity included within the definition of the I.R.E. Released Parties from all and every manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, whether in law or in equity, whether civil, criminal, legal, ethical, moral or otherwise, whether the facts or circumstances related thereto are stated or inferred, which Buyer or Cornfeld Parties or I.R.E. Released Parties have, may have had or may have claimed to have had against any party or entity comprising the I.R.E. Released Parties, or which the successors or assigns of Buyer or Cornfeld Parties, or any successors to I.R.E. Released Parties, hereafter can, shall or may have, or may claim to have, against any person or entity comprising the I.R.E. Released Parties for, upon or by reason of any matter, course or thing in any way relating to the Property or to any of the Lease Agreements from the beginning of the world through the effective date hereof.

     For the purposes of the foregoing release and this Assignment: (a) the "I.R.E. Released Parties" shall mean I.R.E. and I.R.E. Pension Advisors II, Corp., Inc., a Florida corporation, as well as all of their respective officers, directors, stockholders, subsidiaries, affiliates, attorneys, agents, employees and servants; and (b) the "Cornfeld Parties" shall mean Cornfeld individually and as trustee and beneficiary, as applicable, under Trust EO-433, Trust EO-416, and Trust EO-497, and under American Federated Title Corp., a Florida corporation, as Trustee under Land Trust No. EO-446 (a/k/a 1051-901) and American Federated Title Corp., a Florida corporation, as Trustee under Land Trust No. EO-435 (a/k/a 1052-901), as well as all other trustees or beneficiaries of such trusts, and of their respective officers, directors, stockholders, partners, subsidiaries, affiliates, attorneys, agents, employees and servants.

4. The parties hereby warrant to each other that no broker is involved in the subject transaction. Each party hereby agrees to and shall at its own expense, protect, indemnify, defend and hold the other party and its directors, officers, agents, employees and attorneys harmless from and against any and all liability, loss, expense or damage that may arise by reason of any claim by any party with regard to any brokerage fees arising through it in connection with the subject transaction. This indemnification shall survive the full payment and performance of the Transaction.

5. The provisions of this Closing Memorandum and Disbursement Approval shall survive the conveyance of the property.


                      Executions appear on following page.

     IN WITNESS WHEREOF, this Assignment has been duly executed as of the day and year first above written.

                         SELLER:

                         I.R.E.  PENSION  INVESTORS,  LTD-II,
                          a Florida limited partnership

                         By:     I.R.E.  Pension  Advisors II, Corp.,  a Florida
---------------                  corporation, its managing General Partner
Print Name:
                                  By:   /s/
                                        -----------------------------
                                        Glen R. Gilbert, as
                                        Executive Vice President
---------------
Print Name:


                         BUYER:

                         American  Federated Title Corp., a Florida corporation,
---------------          as Trustee under Land Trust No. 0806GAL
Print Name:
                         By:    /s/
                                -----------------------------
                                Robert M. Cornfeld, as Beneficiary
                                and as Trustee
---------------
Print Name:

                          CORNFELD PARTIES:

                          Robert M. Cornfeld, individually and as Managing Beneficiary and sole beneficiary of (a) that certain Trust Agreement dated August 27, 1971, by and between Robert M. Cornfeld and Hollywood Bank and Trust Company of Hollywood, Florida (now known as Barnett Banks Trust Company , N.A.) and known as Trust No. EO-416; (b) that certain Trust Agreement December 10, 1971, by and between Robert M. Cornfeld and Barnett Bank of Hollywood, of Hollywood, Florida (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-433; and (c) that certin Trust Agreement dated August 21, 1972, by and between Robert M. Cornfeld and Barnett Bank of Hollywood (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-497.

                          By:   /S/
---------------                -----------------------------------
Print Name:                    Robert M. Conrfeld, Individually and as
                               Managing Beneficiary and Sole Beneficiary


---------------
Print Name:

                    Notarizations appear on following page.

STATE OF FLORIDA   )
                   ) SS:
COUNTY OF BROWARD  )

     The foregoing instrument was acknowledged before me this _____ day of August, 2002,by Glen R. Gilbert, as Executive Vice President of I.R.E. Pension Advisors II, Corp., managing general partner of I.R.E. Pension Investors, Ltd.-II, as an act of the corporation.

Personally Known __________ OR Produced Identification __________

Type of Identification Produced
                                --------------------------------------------



                                 Print or Stamp Name: _____________
                                 Notary Public, State of Florida at Large
                                 Commission No.:
My Commission Expires:


STATE OF FLORIDA     )
                     ) SS:
COUNTY OF ___________)

     The foregoing instrument was acknowledged before me this ___ day of August, 2002, by Robert M. Cornfeld, as beneficiary and trustee of American Federated Title Corp., a Florida corporation, as Trustee under Land Trust No 0806GAL.

Personally Known __________ OR Produced Identification __________

Type of Identification Produced
                                --------------------------------------------



                                 Print or Stamp Name: _____________
                                 Notary Public, State of Florida at Large
                                 Commission No.:
My Commission Expires:


STATE OF FLORIDA     )
                     ) SS:
COUNTY OF ___________)

     The foregoing instrument was acknowledged before me this ___ day of August, 2002, by Robert M. Cornfeld, individually and as managing beneficiary and sole beneficiary of (a) that certain Trust Agreement dated August 27, 1971, by and between Robert M. Cornfeld and Hollywood Bank and Trust Company of Hollywood, Florida (now known as Barnett Banks Trust Company , N.A.) and known as Trust No. EO-416; (b) that certain Trust Agreement December 10, 1971, by and between Robert M. Cornfeld and Barnett Bank of Hollywood, of Hollywood, Florida (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-433; and (c) that certain Trust Agreement dated August 21, 1972, by and between Robert M. Cornfeld and Barnett Bank of Hollywood (now known as Barnett Banks Trust Company, N.A.) and known as Trust No. EO-497.

Personally Known __________ OR Produced Identification __________

Type of Identification Produced
                                ------------------------------------------



                                 Print or Stamp Name: ____________
                                 Notary Public, State of Florida at Large
                                 Commission No.:
My Commission Expires:

                                    EXHIBIT A
                                LEGAL DESCRIPTION